JOINT FILING AGREEMENT

                            PURSUANT TO RULE 13d-1(k)

          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: December 21, 2009
                                       CLINTON MAGNOLIA MASTER FUND, LTD.
                                       By: Clinton Group, Inc.,
                                           its investment manager

                                       By: /s/ Francis Ruchalski
                                           -----------------------------------
                                           Name:  Francis Ruchalski
                                           Title:   Chief Financial Officer


                                       CLINTON GROUP, INC.

                                       By: /s/ Francis Ruchalski
                                           ------------------------------------
                                           Name:  Francis Ruchalski
                                           Title: Comptroller


                                       /s/ George Hall
                                       ----------------------------------------
                                       George Hall


                                       SPOTLIGHT ADVISORS, LLC

                                       By: /s/ Gregory Taxin
                                           ------------------------------------
                                           Name: Gregory Taxin
                                           Title: Managing Member



                                       /s/ Gregory Taxin
                                       ------------------------------------
                                       Gregory Taxin